LOGO                                           INVESTMENT QUALITY BOND FUND

After reviewing the Proxy Statement,           SPECIAL MEETING OF SHAREHOLDERS
please vote by utilizing one of the                SCHEDULED TO BE HELD ON
following convenient options:                        SEPTEMBER 13, 2001

1. Vote by Telephone                                     PROXY CARD
   To vote by Touch-Tone Telephone call
   1-888-737-6266. Please have the 12       THIS PROXY IS SOLICITED BY THE
   digit control number available at the    BOARD OF TRUSTEES of The Victory
   time of the call.                        Portfolios, on behalf of Investment
                                            Quality Bond Fund (the "Fund"), for
2. Vote by Fax                              use at the Special Meeting of
   complete, sign and date the proxy        shareholders ("Special Meeting") to
   card and fax it to 1-800-733-1885        be held at the offices of The
   anytime                                  Victory Portfolios, 3435 Stelzer
                                            Road, Columbus, OH 43219-3035 on
                                            September 13, 2001 at 10:30 a.m.
3. Vote by Mail                             Eastern Time. The undersigned
   Simply enclose your executed proxy in    hereby appoints Karen Haber and
   the enclosed postage-paid envelope.      Anne M. Dombrowski and each of
                                            them, with full power of
                                            substitution, as proxies of the
                                            undersigned to vote at the above
                                            stated Special Meeting, and at all
                                            adjournments thereof, all shares of
                                            beneficial interest of the Fund
                                            that are held of record by the
                                            undersigned on the record date for
                                            the Special Meeting, upon the
                                            proposals indicated below:

                                                IF THIS PROXY CARD IS RETURNED,
                                                 AND NO CHOICE IS INDICATED
                                                  FOR ANY ITEM, THIS PROXY
                                               WILL BE VOTED AFFIRMATIVELY ON
                                               THE MATTERS PRESENTED. THE BOARD
                                                OF TRUSTEES RECOMMENDS THAT YOU
                                                  VOTE "FOR" THE FOLLOWING
                                                        PROPOSALS.

                                             Please sign exactly as your name
                                             appears on this card. When account
                                             is joint tenants, all should sign.
                                             When signing as executor,
                                             administrator, trustee or guardian,
                                             please give title. If a corporation
                                             or partnership, sign entity's name
                                             and by authorized person.

         THE VICTORY PORTFOLIOS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR
BLACK INK AS FOLLOWS:  [X]                   KEEP THIS PORTION FOR YOUR RECORDS
 _______________________________________________________________________________

THIS PROXY CARD IS VALID ONLY WHEN SIGNED    DETACH AND RETURN THIS PORTION ONLY
AND DATED.

Vote on Proposals:

1. To approve the Agreement and Plan of Reorganization and Termination, as is more fully described in the accompanying Combined Prospectus and Proxy Statement, together with each and every transaction contemplated thereby.

      FOR     AGAINST     ABSTAIN
      |_|       |_|         |_|


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



Please  sign  exactly as your name  appears on this  card.  When  account is joint tenants, all should sign. When signing as executor, administrator, trustee, or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.



X__________________________________   __________________________________________
Signature (if jointly held)  (Date)   Signature (Please sign within box)  (Date)